Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AST SpaceMobile, Inc.

Midland, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2021, relating to the consolidated financial statements of AST & Science, LLC and Subsidiaries appearing in Exhibit 99.1 to the Form 8-K/A (Amendment No. 3) filed on May 18, 2021 by AST SpaceMobile, Inc.

/s/ BDO USA, LLP
Fort Lauderdale, Florida

July 9, 2021